SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the SecuritiesExchange
Act of 1934 (Amendment No. )

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Wellsford Real Properties, Inc.

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WELLSFORD REAL PROPERTIES, INC.
535 Madison Avenue, 26th Floor
New York, NY 10022

April 27, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders which will be held on June 29, 2004, at 9:30 a.m., local time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104.

        Information about the meeting and the various matters on which the Stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also enclosed is a Proxy Card and postage paid return envelope.

        It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

Sincerely,
/s/ Jeffrey H. Lynford
JEFFREY H. LYNFORD Chairman of the Board, President and Chief Executive Officer

WELLSFORD REAL PROPERTIES, INC.

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 29, 2004

_________________

        The Annual Meeting of Stockholders of Wellsford Real Properties, Inc., a Maryland corporation (the “Company”), will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104 on June 29, 2004 at 9:30 a.m., local time, for the following purposes:

1.	To elect two directors to terms expiring at the 2007 Annual Meeting of Stockholders.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public auditors for the fiscal year ending December 31, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        These items are fully described in the Proxy Statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the Annual Meeting.

        The Board of Directors has fixed the close of business on April 27, 2004 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James J. Burns
JAMES J. BURNS Secretary

April 27, 2004
New York, New York

WELLSFORD REAL PROPERTIES, INC.
535 Madison Avenue, 26th Floor
New York, NY 10022

_________________

PROXY STATEMENT

_________________

June 29, 2004
Annual Meeting of Stockholders

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Wellsford Real Properties, Inc., a Maryland corporation (the “Company”), of proxies from the holders (the “Stockholders”) of the Company’s issued and outstanding shares of common stock, par value $.02 per share (the “Common Shares”) and issued and outstanding shares of class A-1 common stock, par value $.02 per share (the “Class A-1 Common Shares”), to be exercised at the Annual Meeting of Stockholders to be held on June 29, 2004, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, at 9:30 a.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and enclosed Proxy Card are being mailed to the Stockholders on or about April 30, 2004.

        At the Annual Meeting, the Stockholders will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	The election of two directors to terms expiring at the 2007 annual meeting of Stockholders.

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent public auditors for the fiscal year ending December 31, 2004.

3.	Such other business as may properly come before the Annual Meeting.

        Only the holders of record of the Common Shares and Class A-1 Common Shares at the close of business on April 27, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each Common Share and Class A-1 Common Share is entitled to one vote on all matters with each vote having equal weight, regardless of the name of the class of common stock. As of the Record Date, an aggregate of 6,289,835 Common Shares and 169,903 Class A-1 Common Shares were outstanding.

        A majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of all the votes cast at the Annual Meeting is sufficient to elect a director (Proposal 1). The affirmative vote of Stockholders owning a majority of the shares voting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent public auditors (Proposal 2). Abstentions will be counted for purposes of determining the presence of a quorum, but will not be counted as votes cast and will have no effect on the result of the vote on Proposals 1 and 2 (collectively, the “Proposals”).

        Each of the directors and executive officers of the Company has informed the Company that he will vote all of his respective Common Shares in favor of all of the Proposals.

        The Common Shares and Class A-1 Common Shares represented by all properly executed proxies will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all of the Proposals. As to any other business which may properly come before the Annual Meeting, all properly executed Proxy Cards will be voted by the persons named therein in their discretion. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a Proxy Card bearing a later date or (b) by voting in person at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        The directors are divided into three classes, consisting of (i) two members whose terms expire at the Annual Meeting, (ii) three members whose terms expire at the 2005 annual meeting of Stockholders and (iii) two members whose terms expire at the 2006 annual meeting of Stockholders. At the Annual Meeting, two directors will be elected to hold office until the 2007 annual meeting of Stockholders and until their successors are elected and qualify. Edward Lowenthal and David J. Neithercut, who are presently directors of the Company, are nominees for election as directors for such term. The terms of Douglas Crocker II, Mark S. Germain and Jeffrey H. Lynford expire in 2005. The terms of Meyer “Sandy” Frucher and Bonnie R. Cohen expire in 2006.

        The Nominating Committee of the Board has nominated each of the following nominees based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees’ personal integrity and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. Pursuant to an agreement between the Company and Equity Residential (“EQR”) dated May 30, 1997, the Company has agreed to nominate the nominee of EQR at each annual meeting of stockholders in which EQR’s nominee is up for election for the period set forth in the Company’s Articles Supplementary.

        For information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares by the current directors of the Company, see “Security Ownership of Certain Beneficial Owners and Management.”

        Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board’s nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

Nominees for Election as Directors

        The following individuals have been nominated by the Board for election as directors at the Annual Meeting based upon the review and recommendation of the Nominating Committee:

        Edward Lowenthal, age 59, has been a director of the Company since its formation in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer from the Company’s formation until his retirement on March 31, 2002, from which time he has been serving as a consultant to the Company. Mr. Lowenthal served as the President and Chief Executive Officer and as a trustee of Wellsford Residential Property Trust (the “Trust”) from its formation in July 1992 until consummation of its merger with EQR in May 1997 (the “Merger”). EQR is a real estate investment trust (“REIT”) that owns and operates residential properties and is the general partner of ERP Operating Limited Partnership. Mr. Lowenthal is Managing Member of Ackerman Management LLC, a real estate advisory and investment firm. Mr. Lowenthal currently serves as a director of Reis, Inc. (“Reis”), Omega Healthcare, Inc., a healthcare REIT and as a trustee of the Manhattan School of Music.

        David J. Neithercut, age 48, has been a director of WRP since his election by the members of the Company’s Board of Directors effective January 1, 2004. Mr. Neithercut is the Executive Vice President – Corporate Strategy of EQR effective January 2004. Since 1995, Mr. Neithercut has served as Chief Financial Officer (“CFO”) of EQR and will continue to perform the responsibilities as such until a replacement is hired.

_________________

The Board recommends that you vote FOR the election of each nominee for director.

_________________

Other Directors

        Information concerning the other directors whose terms of office continue after the Annual Meeting is set forth below:

        Bonnie R. Cohen, age 61, has been a director of the Company since June 2003. Ms. Cohen has been a principal of B R Cohen and Associates, a consulting firm, since January 2002. From 1998 to 2002, Ms. Cohen served as Under Secretary for Management of the U.S. Department of State where she was responsible for the day-to-day operations of the State Department including all embassies, personnel, finance, budget, information systems and consultant affairs. Prior to assuming the position at the State Department, Ms. Cohen was Assistant Secretary for Policy, Management and Budget at the U.S. Department of the Interior. Ms. Cohen is also a director of Cohen and Steers Investment Company, a manager of nine real estate mutual funds, the Washington Film Festival, Moriah Fund and Friends of Art and Preservation in Embassies. Ms. Cohen received a Masters in Business Administration from Harvard Business School.

        Douglas Crocker II, age 63, has been a director of the Company since May 1997. Mr. Crocker was the Vice-Chairman and a trustee of EQR from January 1, 2003 through May 2003 and he was the Chief Executive Officer and a trustee of EQR from March 1993 until December 31, 2002. Currently, Mr. Crocker serves as a director/trustee for the following real estate companies: Acadia Realty Trust, a shopping center REIT; Prime Group Realty Trust, an office and industrial properties REIT; Reckson Associates, an office property REIT; and Ventas, Inc., a real estate company focusing on the ownership and acquisition of health care properties. Mr. Crocker is a past chairman and current trustee of the National Multifamily Housing Council, a current trustee for the Urban Land Institute, serves as a regent of the National Apartment Association University and serves on the advisory board of the DePaul University Real Estate School. Mr. Crocker is also a former member of the Board of Governors of the National Association of Real Estate Investment Trusts.

        Meyer “Sandy” Frucher, age 57, has been a director of the Company since June 2000. Mr. Frucher has served as Chairman and Chief Executive Officer of the Philadelphia Stock Exchange since June 1998 after serving on its Board of Governors since September 1997. From 1988 to 1997, Mr. Frucher was Executive Vice President-Development of Olympia & York Companies (U.S.A.) and coordinated and oversaw all of Olympia & York’s development projects in the United States. From 1988 to 1999 Mr. Frucher was Trustee and then Chairman of the New York City School Construction Authority. From 1984 to 1988 he was President and Chief Executive Officer of Battery Park City Authority.

        Mark S. Germain, age 53, has been a director of the Company since May 1997. Mr. Germain served as a trustee of the Trust from November 1992 until consummation of the Merger. For the past five years he has been employed by Olmsted Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately-held biotechnology companies. He is also a member of the New York bar.

        Jeffrey H. Lynford, age 56, has been the Chairman of the Board and a director of the Company since its formation in January 1997. Mr. Lynford was also elected to the offices of President and Chief Executive Officer effective April 1, 2002. Mr. Lynford also served as CFO of the Company from June 2000 until December 2000 and was the Company’s Secretary from January 1997 to March 2002. Mr. Lynford served as the Chairman of the Board and Secretary of the Trust from its formation in July 1992 until consummation of the Merger. Mr. Lynford was the CFO of the Trust from July 1992 until December 1994. Mr. Lynford currently serves as a trustee of Polytechnic University, Caramoor Center for Music and the Arts and is a trustee emeritus of the National Trust for Historic Preservation.

Board of Directors’ Meetings

        The Board held five meetings during 2003. Every director attended at least 75% of the Board meetings held in 2003. The Company has adopted a policy that (i) recommends that each director of the Company attend the 2004 Annual Meeting of Stockholders and (ii) expects that each director of the Company attend annual meetings thereafter. Management also confers frequently with the members of the Board on an informal basis to discuss Company affairs.

        It is the Company’s policy that the Board consist of a majority of directors who qualify as independent directors under the listing standards of the American Stock Exchange, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of any other applicable regulatory authority, including the Securities and Exchange Commission (“SEC”). The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. After consideration of all applicable matters, the Board determined that none of the directors has a material relationship with the Company other than as a director, except for Messrs. Lynford, Lowenthal and Neithercut, who are not independent directors.

        Directors who are employees of the Company receive no additional compensation by virtue of being directors of the Company. Outside directors receive compensation for their service as directors and reimbursement of their expenses incurred as a result of their service as directors. See “Compensation of Directors” for a detailed description of director compensation.

        Directors have complete access to management and the Company’s outside advisors, and senior officers and other members of management frequently attend Board meetings at the request of the Board. It is the policy of the Board of Directors that independent directors also meet privately without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

        Stockholders and other interested parties who wish to communicate directly with any of the Company’s directors, or the non-management directors as a group, may do so by writing to the Board of Directors, Wellsford Real Properties, Inc., 535 Madison Avenue, 26th Floor, New York, New York 10022. All communications will be received, sorted and summarized by the CFO of the Company, as agent for the non-management directors. Communications relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other communications will be referred to the Chairman of the Board or to such non-management director as may be appropriate. Communications may be submitted anonymously or confidentially.

Board Committees

        The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Nominating Committee and a Governance Committee.

        Executive Committee. During 2003, the Executive Committee consisted of Messrs. Lynford, Lowenthal and Crocker. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally to exercise all other powers of the Board except for those which may not be delegated to a committee under Maryland law and those which require action by all directors or the independent directors under the charter or bylaws of the Company or under applicable law. The Executive Committee did not have any formal meetings during 2003, however, the members meet from time to time on an informal basis.

        Compensation Committee. The Compensation Committee acts pursuant to the Compensation Committee Charter which was adopted by the Board on March 10, 2003, a copy of which is posted on the Company’s website at www.wellsford.com/CompanyInfo/BoardCommittees.html. Messrs. Crocker, Frucher and Germain were Compensation Committee members for all of 2003 and continue to be members through the date of this Proxy Statement. Ms. Cohen was appointed to the Compensation Committee on March 16, 2004 and continues to be a member through the date of this Proxy Statement. Two directors, whose terms expired at the 2003 Annual Meeting of Stockholders, were members of the Compensation Committee from January 1, 2003 through June 9, 2003. None of the Compensation Committee members are employees of the Company. The Compensation Committee reviews the Company’s compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the Executive Officers and other employees. The Compensation Committee held one formal meeting during 2003 and met from time to time on an informal basis as well during 2003.

        Audit Committee. The Audit Committee acts pursuant to the Audit Committee Charter which was adopted by the Board on April 20, 2000, as amended on March 10, 2003, a copy of which is posted on the Company’s website at www.wellsford.com/CompanyInfo/BoardCommittees.html. Messrs. Frucher and Germain were Audit Committeee members for all of 2003 and continue to be members through the date of this Proxy Statement. Ms. Cohen was appointed to the Audit Committee in June 2003 and continues to be a member through the date of this Proxy Statement. Mr. Crocker was appointed to the Audit Committee on March 16, 2004 and continues to be a member through the date of this Proxy Statement. Two directors, whose terms expired at the 2003 Annual Meeting of Stockholders, were members of the Audit Committee from January 1, 2003 to June 9, 2003.

        Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Board believes that each of the current members of the Audit Committee has such accounting or financial management expertise. The Board has also determined that Mr. Crocker is an “audit committee financial expert,” as such term is defined under the regulations of the SEC. All of the Audit Committee members are considered independent by The American Stock Exchange standards.

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountants. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent accountant. The policy provides for the general pre-approval of specific types of services, gives detailed guidance to management as to the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent accountant.

        Requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company’s CFO. The CFO then determines whether the services requested are of the type that are eligible for general pre-approval by the Audit Committee. The independent accountant and management must report to the Audit Committee on a timely basis regarding the services provided by the independent accountant in accordance with the procedures for general pre-approval.

        During 2003, the Audit Committee engaged the independent public auditors, reviewed with the independent public auditors the plans for and results of the audit engagement, approved the professional (including non-audit) services provided by the independent public auditors, reviewed the independence of the independent public auditors, considered the range of audit and non-audit fees, discussed the adequacy of the Company’s internal accounting controls with management and the independent public auditors, reviewed any related party transactions and reviewed the Company’s quarterly financial statements and disclosures in the Form 10-Qs and year-end financial statements and disclosures in the Form 10-K prior to each being filed with the SEC. The Audit Committee held six meetings during 2003.

        Nominating Committee. The Nominating Committee acts pursuant to the Nominating Committee Charter which was adopted by the Board on January 31, 2003, a copy of which is posted on the Company’s website at www.wellsford.com/CompanyInfo/BoardCommittees.html. The Nominating Committee generally consists of those members of the Board whose terms as directors of the Company will not expire at the Annual Meeting and all of whom are not employees of the Company. Accordingly, the Nominating Committee for the 2004 Annual Meeting consisted of Ms. Cohen and Messrs. Crocker, Frucher and Germain, none of whom are nominated for re-election as a director at the 2004 Annual Meeting. The Nominating Committee held one meeting during 2003.

        The Nominating Committee reviews and makes recommendations to the Board as to the nominees for election as directors of the Company including recommendations concerning the qualifications and desirability of any Stockholder nominees. The Nominating Committee will consider candidates for nomination as a director recommended by the Company’s Stockholders, directors, officers, third party search firms and other sources. For details on how Stockholders may submit nominations for director, see “Stockholder Proposals.”

        In evaluating a candidate, the Nominating Committee considers the attributes of the candidate, including his or her independence, integrity, diversity, experience, sound judgment in areas relevant to the Company’s businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board includes considering whether the candidate: (i) has work experience with publicly traded and/or privately held for profit businesses in the real estate market or in other industries; (ii) has significant direct management experience; (iii) has knowledge and experience in financial services and capital markets; and (iv) has unique knowledge and experience and can provide significant contributions to the Board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific, minimum qualifications that the Nominating Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

    Governance. The Governance Committee acts pursuant to the Governance Committee Charter which was adopted by the Board on March 10, 2003; a copy of which is posted on the Company’s website at www.wellsford.com/CompanyInfo/BoardCommittees.html. Messrs. Crocker, Frucher and Germain were Governance Committee members since the inception of this committee and continue to be members through the date of this report. Ms. Cohen was appointed to the Governance Committee in June 2003 and continues to be a member through the date of this report. Two directors, whose terms expired at the 2003 Annual Meeting of Stockholders, were members of the Governance Committee from March 10, 2003 to June 9, 2003.

        The Board as a whole believes it is important for the Company not only to comply with all current regulatory and legislative requirements, but also to adopt and abide by high standards in its governance structure and activities. The Board ensures compliance with the recently enacted Sarbanes-Oxley Act of 2002 as well as the various proposals announced by The American Stock Exchange.

Code of Business Conduct and Ethics

        The Company adopted the Wellsford Real Properties, Inc. Code of Business Conduct and Ethics for Directors, Senior Financial Officers, Other Officers and All Other Employees (the “Code of Business Conduct and Ethics”) as well as a Policy for Protection of Whistleblowers from Retaliation (the “Whistleblower Policy”) on January 31, 2003. The Code of Business Conduct and Ethics is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its Code of Business Conduct and Ethics when it considers such action to be appropriate. The Code of Business Conduct and Ethics and the Whistleblower Policy are both posted on the Company’s website at www.wellsford.com/CompanyInfo/Company.html. The Company has also filed a copy of the Code of Business Conduct and Ethics with the SEC as an exhibit to the December 31, 2002 annual report on Form 10-K as filed on March 26, 2003.

Compensation of Directors

        As of the date of this report and effective January 1, 2004, the Company pays each of its non-employee directors (i) an annual fee of $16,000, payable quarterly in Common Shares, (ii) a fee of $3,800 payable in cash for each Board meeting at which such director is present in person or by telephone and (iii) options to purchase 2,500 Common Shares annually. Also effective January 1, 2004, members of the Audit Committee receive a fee of $1,000 payable in cash for each Audit Committee meeting at which such Audit Committee member is present in person or by telephone and annual compensation of $10,000 payable in cash to each Audit Committee member, except for Mr. Germain, who will receive annual compensation of $15,000 payable in cash for his role as chairman of the Audit Committee. Directors who are full time employees of the Company and Mr. Lowenthal were not paid any directors’ fees during 2003. In addition, the Company reimburses the directors for travel expenses incurred in connection with their activities on behalf of the Company.

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

        The following table sets forth information regarding the beneficial ownership of Common Shares and Class A-1 Common Shares (collectively, the “Shares”) by each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Shares, by each director of the Company, by each Executive Officer of the Company and by all directors and Executive Officers of the Company as a group as of April 12, 2004. Each person named in the table has sole voting and investment power with respect to all Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Jeffrey H. Lynford (3)	458,898	6.45%
Edward Lowenthal (4)	137,453	1.93%
David M. Strong (5)	93,005	1.31%
Mark S. Germain (6)	60,566	*
6 Olmsted Road
Scarsdale, New York 10583
James J. Burns (7)	40,936	*
Douglas Crocker II (8)	34,111	*
c/o DC Partners LLC
One North Wacker Drive
Suite 4343
Chicago, IL, 60606
Mark P. Cantaluppi (9)	13,478	*
William H. Darrow II (10)	12,625	*
Meyer S. Frucher (11)	10,000	*
324 West 101 Street, #2
New York, New York 10025
Bonnie R. Cohen (12)	4,250	*
c/o B.R. Cohen Consultancy
1824 Phelps Place, NW, Unit 1810
Washington, DC 20008
David J. Neithercut (13)	--	*
c/o Equity Residential
Two North Riverside Plaza
Chicago, IL 60606
All directors and Executive Officers as a group (11 persons)(14)	865,322	12.16%
Third Avenue Management LLC	1,594,000	22.40%
622 Third Avenue
New York, New York 10017
Morgan Stanley Investment Management Inc.	812,445	11.41%
1221 Avenue of the Americas
New York, New York 10036
Kensington Investment Group, Inc.	568,492	7.99%
4 Orinda Way, Suite 220D
Orinda, California 94563
Caroline Hunt Trust Estate	405,500	5.70%
500 Crescent Court, Suite 300
Dallas, Texas 75201

*	Less than 1.0%
(1)	Unless otherwise indicated, the address of each person is c/o Wellsford Real Properties, Inc., 535 Madison Avenue, 26th Floor, New York, New York 10022.
(2)	Assumes the conversion or exercise of the following items at April1 12, 2004: (i) 169,903 class A-1 Common Shares issued to ERP Operating Limited Partnership, an Illinois limited partnership, into 169,903 Common Shares and (ii) options to acquire 657,672 Common Shares (649,797 of which are exercisable on or before June 25, 2004).

(Footnotes continued from previous page)

(3)	Includes 256,517 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 25, 2004. Options to purchase 213,767 of these shares represent replacement options for Trust share options. Also includes 163,787 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lynford will not have voting power until the Common Shares are distributed from the deferred compensation account. Also includes 17,956 Common Shares held by the Lynford Family Charitable Trust; Mr. Lynford disclaims beneficial ownership of such shares. Also includes 3,554 Common Shares held by Mr. Lynford's Keogh account and 310 Common Shares held in his 401(K) account.
(4)	Includes 92,700 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Lowenthal will not have voting power until the Common Shares vest and are distributed from the deferred compensation account. Also includes 145 Common Shares held by Mr. Lowenthal's wife; Mr. Lowenthal disclaims beneficial ownership of such shares. Also includes 1,000 Common Shares held by Mr. Lowenthal's Keogh account and 4,608 Common Shares held in his 401(K) account.
(5)	Includes 75,562 Common Shares issuable upon the exercise of options, (74,062 of which are exercisable on or before June 25, 2004). Options to purchase 20,312 of these shares represent replacement options for Trust share options. Also includes 14,786 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Strong will not have voting power until the Common Shares are distributed from the deferred compensation account.
(6)	Includes 58,132 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 25, 2004. Options to purchase 19,257 of these shares represent replacement options for Trust share options.
(7)	Includes 25,000 Common Shares issuable upon the exercise of options (20,000 of which are exercisable on or before June 25, 2004). Also includes 15,936 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Burns will not have voting power until the Common Shares are distributed from the deferred compensation account.
(8)	Includes 28,187 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 25, 2004.
(9)	Includes 5,000 Common Shares issuable upon the exercise of options (4,000 of which are exercisable on or before June 25, 2004). Also includes 8,478 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Cantaluppi will not have voting power until the Common Shares are distributed from the deferred compensation account.
(10)	Includes 5,000 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 25, 2004. Also includes 6,375 Common Shares contributed to the Company's deferred compensation plan with respect to which Mr. Darrow will not have any voting power until the Common Shares are distributed from the deferred compensation account. Also includes 1,250 Common Shares held in Mr. Darrow's IRA account.
(11)	Includes 10,000 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 25, 2004.
(12)	Includes 2,500 Common Shares issuable upon the exercise of options, all of which are exercisable on or before June 25, 2004.
(13)	Mr. Neithercut is the Executive Vice President - Corporate Strategy and CFO of EQR, the general partner of ERP Operating Limited Partnership, which owns 169,903 Class A-1 Common Shares. Mr. Neithercut disclaims beneficial ownership of such shares. Additionally, the Company placed 1,000,000 8.25% Convertible Trust Preferred Securities with an EQR subsidiary in May 2000, which are convertible into 1,123,696 Common Shares (see Certain Transactions). Mr. Neithercut disclaims beneficial ownership of such securities.
(14)	Includes the Common Shares referred to in footnotes (3) through (13) above.

Executive Officers

        Each Executive Officer of the Company holds office at the pleasure of the Board. The Executive Officers of the Company are as set forth below:

        Jeffrey H. Lynford, Chairman of the Board, President and Chief Executive Officer. Biographical information regarding Mr. Lynford is set forth above under "Other Directors."

        James J. Burns, age 64, has been CFO of the Company since December 2000 and a Senior Vice President of the Company since October 1999. He was appointed Secretary of the Company in April 2002. Mr. Burns served as Chief Accounting Officer of the Company from October 1999 until December 2000. Mr. Burns was previously a Senior Audit Partner with Ernst & Young's E&Y Kenneth Leventhal Real Estate Group where he was employed for 25 years, including 23 years as a partner. Mr. Burns is a director of One Liberty Properties, Inc., and of Cedar Shopping Centers, Inc., both of which are REITs. Mr. Burns is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

        William H. Darrow II, age 56, has been a Managing Director of the Company since August 1997 and a Vice President since January 2003. From 1993 to 1997, Mr. Darrow was a founder and partner of Mansfield Partners, Inc., a real estate investment, management and consulting firm. From 1989 until 1993, Mr. Darrow was Senior Vice President and Manager of the US Real Estate Group of Banque Indosuez, a French merchant bank. From 1987 until 1989, he was President of CRI Institutional Real Estate. From 1984 to 1987, Mr. Darrow was a managing director in the corporate finance group of Prudential-Bache Securities. From 1983 to 1984, he was President of Dade Savings and Loan Association. Prior to joining Dade Savings, Mr. Darrow was a Senior Vice President with Chemical Bank, which he joined in 1969.

        David M. Strong, age 46, has been Vice President - Development of the Company since its formation in January 1997. Mr. Strong served as a Vice President of the Trust from July 1995 until consummation of the Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of the Trust. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 through 1984, Mr. Strong worked for Arthur Young and Company (currently known as Ernst & Young), a public accounting firm where he attained the level of manager. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

        Mark P. Cantaluppi, age 33, has been Vice President, Chief Accounting Officer and Director of Investor Relations since December 2000. He joined the Company in November 1999 as a Vice President, Controller and Director of Investor Relations. From January 1998 to November 1999 he was the Assistant Controller of Vornado Realty Trust, a diversified REIT. Mr. Cantaluppi worked for Ernst & Young, a public accounting firm, from 1993 to 1998 where he attained the level of manager. Mr. Cantaluppi is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Executive Compensation

        The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company as measured by salary and bonus for the year ended December 31, 2003.

		Annual Compensation				Long-Term Compensation
						Long-Term Compensation		Payouts
Name and Principal Position	Year	Salary (A)	Bonus (B)	Other Annual Compensation (C)		Restricted Stock Award(s) (D)	Securities Underlying Options/SARs (E)	LTIP Payouts (D)(F)	All Other Compensation (G)

Jeffrey H. Lynford
Chairman of the Board,
Chief Executive
Officer and President	2003	$318,800	$325,000	$35,348	(H)	$--	--	$--	$2,500
	2002	$318,799	$325,000	$36,199	(H)	$--	22,585	$--	$21,968
	2001	$309,514	$325,000	$--		$1,356,000	71,087	$581,508	$21,968

James J. Burns
Senior Vice President -
Chief Financial Officer
and Secretary	2003	$222,790	$175,000	$--		$--	--	$--	$2,500
	2002	$216,300	$175,000	$--		$--	--	$--	$2,500
	2001	$210,000	$175,000	$--		$--	--	$--	$2,500

William H. Darrow II
Vice President--
Managing Director (I)	2003	$212,810	$175,000	$--		$--	--	$50,000	$2,500
	2002	$206,000	$175,000	$--		$--	--	$50,000	$2,500
	2001	$200,000	$175,000	$--		$--	--	$--	$2,500

David M. Strong
Vice President -
Development	2003	$191,853	$150,000	$--		$--	--	$--	$2,500
	2002	$185,658	$150,000	$--		$--	--	$--	$2,500
	2001	$180,250	$100,000	$--		$--	--	$--	$2,500

Mark P. Cantaluppi
Vice President - Chief
Accounting Officer	2003	$168,000	$110,000		$--	$--	--	$--	$2,500
	2002	$160,000	$110,000		$--	$--	--	$--	$2,500
	2001	$150,000	$100,000		$--	$--	--	$--	$2,500

(A)	Amounts shown are actual payments by the Company.
(B)	Bonus amount includes each Executive Officer's minimum bonus pursuant to their employment agreement, plus any discretionary incentive bonus as described herein.
(C)	No named Executive Officer received perquisites or other personal benefits aggregating more than the lesser of 10% of his total annual salary and bonus or $50,000.

(Footnotes continued from previous page)

(D)	The following restricted share grants during 2001 and prior years were contributed to the Company's deferred compensation plan, and, therefore, the respective Executive Officers do not have voting power with respect to such Common Shares until such Common Shares vest and are distributed from the deferred compensation accounts.
	o	Mr. Strong received a grant of 3,148 restricted Common Shares in December 1999 (the "1999 Restricted Share Grant"). One third of the Strong 1999 Restricted Share Grant vested on each anniversary date of the grant over a three-year period. Based upon the closing market price on the date immediately preceding the date of grant of $15.88 per Common Share, the 1999 Restricted Share Grant had an aggregate market value of $50,000. The aggregate market value of this grant, based on the closing price of the Company's Common Shares on December 31, 2003 ($18.60 per share), was $58,553.
	o	Messrs. Burns, Cantaluppi, Darrow and Strong received grants of 15,936, 8,478, 12,749 and 3,187 restricted Common Shares, respectively, in December 2000 (the "2000 Restricted Share Grants"). One third of the 2000 Restricted Share Grants vested on each anniversary date of the grant over a three-year period. Based upon the market price on the date immediately preceding the date of grant of $15.6875 per Common Share, the 2000 Restricted Share Grants had an aggregate market value of $633,000. The aggregate market value of the 33,976 shares for the 2000 Restricted Share Grants that have not been released from the deferred compensation plan at December 31, 2003, based on the closing price of the Company's Common Shares on December 31, 2003 ($18.60 per share) was $631,954.
	o	Mr. Lynford received a grant of 71,087 restricted Common Shares on December 31, 2001 pursuant to the terms of his amended employment agreement dated December 7, 2001 (the "Lynford Restricted Share Grant"). One third of the Lynford Restricted Share Grant vested on December 31, 2001, the next third vested on July 1, 2002 and the final third vested on January 1, 2003. Based upon the closing market price on the date immediately preceding the date of grant of $19.075 per Common Share, the Lynford Restricted Share Grant had an aggregate market value of $1,356,000. The aggregate market value of this grant, based on the closing price of the Company's Common Shares on December 31, 2003 ($18.60 per share) was $1,322,218.
(E)	See "Management Incentive Plans" regarding certain other options issued by the Company. Pursuant to Mr. Lynford's amended employment agreement, options to purchase 290,000 Common Shares were cancelled in 2001.
(F)	"LTIP Payouts" refers to long-term incentive plan payouts. In the case of Mr. Lynford, such amount represents the release of cash from prior years compensation deferrals transferred from the Trust at the Company's inception. In the case of Mr. Darrow, such amounts represent the release of certain vested shares from the 2000 Restricted Share Grants.
(G)	The amounts set forth include annual premiums of $19,468 made by the Company related to split dollar life insurance plans for the benefit of Mr. Lynford in 2002 and 2001. The amounts set forth also include contributions to the Company's defined contribution savings plan pursuant to ss.401 of the Internal Revenue Code of 1986, as amended. Contributions of $2,500 were made by the Company on behalf of Messrs. Lynford, Burns, Darrow, Strong and Cantaluppi for 2003, 2002 and 2001.
(H)	The other annual compensation of $35,348 and $36,199 in 2003 and 2002, respectively, relates to an additional payment to Mr. Lynford for him to make premium payments under a split dollar life insurance program as provided for in Mr. Lynford's employment contract.
(I)	Mr. Darrow received a loan of $75,000 upon joining the Company in August 1997. Payments of his annual bonus amount for 2002 and 2001 were reduced by $12,500 in each period as principal payments on the loan. Upon payment of the 2002 bonus in January 2003, the loan was repaid in full.

        The following table sets forth certain information concerning the value of unexercised options as of December 31, 2003 held by the Executive Officers named in the Summary Compensation Table above.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (A)		Value of in-the-Money Options/SARs at Fiscal Year End (B)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey H. Lynford .	--	$--	256,517	--	$--	$--
James J. Burns	--	$--	20,000	5,000	$4,500	$1,125
William H. Darrow II	--	$--	5,000	--	$--	$--
David M. Strong	--	$--	74,062	1,500	$11,357	$--
Mark P. Cantaluppi .	--	$--	4,000	1,000	$--	$--

(A)	The right to receive reload options was given in connection with certain options. The reload options enable the Executive Officer to purchase a number of Common Shares equal to the number of Common Shares delivered by him to exercise the underlying option. The effective date of the grant of the reload options (“Effective Date”) will be the date the underlying option is exercised by delivering Common Shares to the Company. The reload options have the same expiration date as the underlying options and will have an exercise price equal to the fair market value of the Common Shares on the Effective Date.
(B)	The fair market value on December 31, 2003 of the Common Shares underlying the options was $18.60 per Common Share.

Employment Agreements

        The Amended and Restated Employment Agreement entered into between the Company and Mr. Lynford (the “Restated Agreement”) provides, among other things, for the maintenance of his current base salary of $318,000 per year and an annual minimum bonus of $325,000 throughout the term of the Restated Agreement which expires on December 31, 2004. In addition, Mr. Lynford will be entitled to receive a severance payment of $1,929,000 in the event (a) he terminates his employment by reason of a change in control of the Company (as defined in the Restated Agreement), (b) the Company terminates his employment other than for proper cause (as defined in the Restated Agreement) or (c) his employment is terminated by reason of his death or disability. The provisions in the prior employment agreement providing for the reimbursement to Mr. Lynford of excise and certain income taxes with respect to the severance payments have been eliminated. The Company issued an aggregate of $1,356,000 restricted Common Shares (which equates to 71,087 shares at $19.075 per share) on December 31, 2001, one third of which vested on each of December 31, 2001, June 30, 2002 and January 1, 2003. Mr. Lynford also agreed to the cancellation of 290,000 of the 569,102 options to acquire the Company’s Common Shares then held by him. The 290,000 options had a Black-Scholes valuation of approximately $1,400,000 at the date of cancellation.

        The Company had entered into an employment agreement with Mr. Lowenthal, pursuant to which he served as the Company’s President and Chief Executive Officer through March 31, 2002, at which time he retired. In connection with his retirement, Mr. Lowenthal and the Company entered into a Separation Agreement pursuant to which, among other benefits, (a) the Company paid his existing salary and a minimum bonus of $325,000 for the year ended December 31, 2001 and his pro rata salary and bonus for the three months ended March 31, 2002; (b) the Company made a severance payment to him on March 31, 2002 of $1,650,000, (c) the Company repurchased one-half of his stock options during February 2002 (284,551 stock options) at $2.3827 per option, or an aggregate of $678,000 and (d) the Company repurchased his remaining 284,551 stock options during the first quarter of 2003 at $2.3827 per option, or an aggregate of $678,000. The 569,102 options had an average remaining term of six years and a Black-Scholes valuation of approximately $3,300,000 as calculated in December 2001. For the consulting services to be performed by Mr. Lowenthal after his retirement pursuant to the Separation Agreement, he will receive payments at the rate of $100,000 per annum, plus a continuation of health and other benefits through

December 31, 2004. In connection with these arrangements and other personnel changes, the Company recorded a non-recurring charge of approximately $3,527,000 in the fourth quarter of 2001.

        The Company has also entered into employment agreements with Mr. Strong (which expires on December 31, 2004), Messrs. Cantaluppi and Darrow (which each expire on June 30, 2005) and Mr. Burns (which expires on December 31, 2005).

        Pursuant to the employment agreements, certain of the Executive Officers are entitled to a minimum bonus and all are entitled to consideration for incentive compensation to be approved by the Compensation Committee. Mr. Strong is also entitled to a special bonus based upon the performance level above a defined threshold, if any, from the Company’s Denver, Colorado project, upon sale of 90% or more of such project, on January 1, 2005, if not sold by that date (“Special Bonus”).

        If Mr. Cantaluppi’s employment is terminated following a “change in control” of the Company (as defined in his agreement) and provided he has not been offered “comparable employment” (as defined in his agreement) within 15 days after the event resulting in the change in control of the Company or, if after 180 days of such offer the “comparable employment” conditions are no longer reasonably met, Mr. Cantaluppi shall be entitled to receive a lump sum payment equal to the sum of (i) twice the amount of his annualized salary for the full calendar year in which the event occurs and (ii) a pro rata portion of a bonus equal to 50% of his annual salary for the calendar year in which the event occurs, in lieu of any salary, bonus or other compensation to which he would otherwise be entitled.

        If Mr. Darrow’s employment is terminated following a “change in control” of the Company (as defined in his agreement) and provided he has not been offered “comparable employment” (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Darrow shall be entitled to receive a lump sum payment equal to the sum of twice the amount of his annual salary for the calendar year in which the event occurs and consideration of a discretionary bonus in lieu of any salary, bonus or other compensation to which he would otherwise be entitled.

        If Mr. Burns' employment is terminated following a "change in control" of the Company (as defined in his agreement) and provided he has not been offered "comparable employment" (as defined in his agreement) within 60 days after the event resulting in the change in control of the Company, Mr. Burns shall be entitled to receive a lump sum payment equal to the sum of (i) twice the amount of his annual salary for the calendar year in which the event occurs and (ii) a pro rata portion of a bonus equal to 50% of his annual salary for the calendar year in which the event occurs.

        If Mr. Strong’s employment agreement is terminated following a “change in control” of the Company (as defined in the agreement) by (a) the Company, other than for “Cause” (as defined in his agreement) or (b) Mr. Strong for “Good Reason” then Mr. Strong shall be entitled to receive a lump sum payment equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) twice his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If there is a change in control and Mr. Strong’s employment is terminated, he would also be entitled to receive the Special Bonus based upon the performance level above a defined threshold as referred to above.

Management Incentive Plans

        The Company has a 1997 Management Incentive Plan and a 1998 Management Incentive Plan (collectively, the “Management Incentive Plans”) and a Rollover Stock Option Plan (the “Rollover Plan”; together with the Management Incentive Plans, the “Plans”) for the purpose of aligning the interests of the Company’s directors, Executive Officers and employees with those of the Stockholders and to enable the Company to attract, compensate and retain directors, Executive Officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Management Incentive Plans should enable the Company to compete more effectively for the services of such individuals. The Rollover Plan was established for the purpose of granting options and corresponding rights to purchase Common Shares in replacement of former Trust share options. Each Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

        Awards to directors, Executive Officers and other employees under the Plans may take the form of stock options, including corresponding stock appreciation rights and reload options. Under the Management Incentive Plans, the Company may also provide restricted stock awards and stock purchase awards.

        The following table details information for the Plans at December 31, 2003:

	Number of Securities to be Issued upon Exercise of Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
Stockholders:
Rollover Stock Option Plan	334,360	$20.45	316,168
1997 Management Incentive Plan	207,187	$21.37	635,465
1998 Management Incentive Plan	124,125	$17.34	537,574

	665,672	$20.16	1,489,207

Equity compensation plans not approved
by Stockholders	--	$--	--

Total	665,672	$20.16	1,489,207

        Options to acquire 1,392,063 Common Shares have been granted under the Management Incentive Plans to directors, Executive Officers and employees of the Company. Options to purchase an aggregate of 28,000 shares were exercised through December 31, 2003 (none during 2003). At December 31, 2003, an aggregate of 331,312 options were outstanding for 18 individuals under the Management Incentive Plans. In addition to options, 382,167 restricted Common Shares have been granted under the Management Incentive Plans to 12 individuals, including Executive Officers and employees of the Company, of which 305,249 of such restricted Common Shares are reported as treasury stock at December 31, 2003 in the Company's consolidated balance sheet as 37,400 shares have been released to Executive Officers and employees and 39,518 have been forfeited and are available for future grant.

        Options to purchase 663,113 Common Shares were granted to eight individuals under the Rollover Plan at the closing of the Merger, principally to certain Executive Officers and directors of the Company at that time. Messrs. Lynford, Lowenthal, Germain and Strong each received options under the Rollover Plan to purchase 226,352, 226,352, 19,257 and 20,312 Common Shares, respectively, which options represent replacement options for Trust share options. Options to purchase 113,176 Common Shares issued pursuant to the Rollover Plan held by Mr. Lowenthal were cancelled in connection with the Separation Agreement, at December 31, 2002 and 2001, respectively, resulting in the cancellation of all of Mr. Lowenthal's Rollover Plan options. At December 31, 2003, an aggregate of 334,360 Rollover Plan options were outstanding as 12,585 Rollover Plan options have been exercised (none during 2003) and 316,168 Rollover Plan options were forfeited and/or cancelled (including 38,514 Rollover Plan options during 2003) and are available for future grant.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Messrs. Crocker, Frucher and Germain, none of whom is, or has been, an officer or employee of the Company. Mr. Lynford, the Company's Chairman of the Board, and Mr. Lowenthal, the Company's former President and Chief Executive Officer, were members of the EQR board of trustees from the date of the Merger through their retirements from the EQR board in May 2003. In addition, the former president and vice-chairman of EQR, Mr. Crocker, is a member of the Company's Board of Directors. Mr. Neithercut, the current executive vice president and CFO of EQR was elected to the Company's Board of Directors on January 1, 2004. Pursuant to an agreement between the Company and EQR dated May 30, 1997, the Company has agreed to nominate the nominee of EQR at each annual meeting of stockholders in which EQR's nominee is up for election for the period set forth in the Company's Articles Supplementary.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews and adopts compensation plans, programs and policies and monitors the performance and compensation of Executive Officers.

         The key elements of the Company's executive compensation package are base salary, minimum bonus, incentive bonus and long-term incentives. The policies with respect to each of these elements are discussed below.

Compensation Philosophy

         The Compensation Committee seeks to enhance the profitability of the Company, and thus Stockholder value, by aligning closely the financial interests of the Company's Executive Officers with those of its Stockholders. The Compensation Committee believes that the Company's compensation program should:

o	Emphasize stock ownership and, thereby, tie long-term compensation to increases in Stockholder value.
o	Enhance the Company's ability to attract and retain qualified Executive Officers.
o	Stress teamwork and overall Company results.

Base Salary and Minimum Bonuses

         Base salaries and minimum bonuses for Executive Officers are subject to employment contracts and have been determined by evaluating the responsibilities of the position held and the experience and qualifications of the individual, with reference to the competitive marketplace for Executive Officers at certain other similarly situated companies. The Company believes that the base salaries and minimum bonuses for its Executive Officers are equal to or less than the average minimum compensation for Executive Officers at such other similar companies.

Annual Incentive Bonus

         Pursuant to their employment agreements, in addition to base salaries and minimum bonuses, each of the Executive Officers is entitled to be considered for incentive compensation amounts to be determined by the Compensation Committee. For each of the last three years (2001 through 2003), Mr. Lynford did not receive any incentive bonus payments.

         The incentive bonuses awarded to other Executive Officers reflect the financial and strategic business accomplishments in difficult market conditions which the Company achieved in 2003, including maintaining occupancy at the three rental phases at the Palomino Park project and achieving above budget condominium sales activity at the Silver Mesa phase at Palomino Park in the Wellsford Development Strategic Business Unit ("SBU"), the completion of the sale of a property in New Hampshire in July 2003, the continuing negotiations and ultimate expected sale in April 2004 of the Pennsylvania property and the restructuring of the Clairborne Fordham Tower loan, all in the Wellsford Capital SBU, implementing and monitoring the requirements of the Sarbanes-Oxley Act and related regulations, maximizing the tax benefits available to the Company, improving the overall liquidity of the Company, pursuing new business opportunities, as well as each respective Executive Officer's time and efforts during the year.

Long-Term Incentive

         Long-term incentives are designed to align the interests of the Executive Officers with those of the Stockholders. In awarding grants of restricted Common Shares to Executive Officers and granting them options to purchase Common Shares, consideration is given to the long-term incentives previously granted to them.

         Share options will generally be granted with an exercise price equal to the fair market value of the Common Shares and vest and become exercisable over a period of years based upon continued employment. This is intended to create Stockholder value over the long term since the full benefit of the compensation package cannot be realized unless share price appreciation occurs over a number of years. In making share option grants, the Compensation Committee will consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

         Grants of restricted Common Shares also form a part of the Company's long-term incentive package. Typically, some portion of such grants will vest annually over a period of several years if the Executive Officer remains employed by the Company. In making grants of restricted Common Shares, the Compensation Committee will consider and give approximately equal weight to an individual's scope of responsibilities, experience, past contributions to the Company and anticipated contributions to the Company's long-term success.

         The Compensation Committee believes that stock options, grants of restricted stock, allocations of or portions of incentive-based compensation from joint venture investments promotes loyalty to the Company and encourages the recipients to coordinate their interests with those of the Stockholders. The Compensation Committee may consider additional types of long-term incentives in the future.

Compensation of Chief Executive Officer and Chairman of the Board

         Mr. Lynford's compensation as set forth in his 2001 Amended and Restated Employment Agreement was fixed for three years. Specific consideration has been given to his qualifications, responsibilities and experience in the real estate industry, and the compensation package awarded to the most senior executive officers of other comparable companies with similar market capitalization. At that time, the Company believed that Mr. Lynford's compensation was equal to or less than the average base salary for a comparable senior officer of such other similar companies.

         It is the responsibility of the Compensation Committee to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, the Compensation Committee must determine whether any actions with respect to this limit should be taken by the Company. At this time, it is not generally anticipated that any Executive Officer will receive any such compensation in excess of this limit. Therefore, the Compensation Committee has not taken any action to comply with the limit.

Conclusion

         Through the programs described above, a very significant portion of the Company's executive compensation is linked to individual and Company performance and the creation of Stockholder value. However, periodic business cycle fluctuations may result in an imbalance for a particular period.

         The foregoing report has been furnished by the Compensation Committee.

December 22, 2003

Douglas Crocker II, Chairman	Mark S. Germain
Meyer S. Frucher

Certain Relationships and Related Transactions

         In May 2000, the Company privately placed with a subsidiary of EQR 1,000,000 8.25% Convertible Trust Preferred Securities, representing beneficial interests in the assets of WRP Convertible Trust I, a Delaware statutory business trust which is a consolidated subsidiary of the Company, with an aggregate liquidation amount of $25,000,000 (the "Convertible Trust Preferred Securities"). The Convertible Trust Preferred Securities are convertible into 1,123,696 Common Shares at $22.248 per share and are redeemable in whole or in part by the Company on or after May 30, 2002. EQR can require redemption on or after May 30, 2012 unless the Company exercises one of its two five-year extensions (subject to an interest adjustment to the then prevailing market rates if higher than 8.25% per annum). The redemption rights are subject to certain other terms and conditions contained in the related agreements.

         Additionally, EQR owns 169,903 Class A-1 Common Shares which are convertible into 169,903 Common Shares. EQR also had a 14.15% interest in the Company's residential project in Denver, Colorado at December 31, 2003, 2002 and 2001. Furthermore, EQR provides credit enhancement related to certain tax-exempt bonds issued by the project in Denver, for which the Company paid fees of approximately $81,000 during each of the years ended December 31, 2003, 2002 and 2001. Such credit enhancement had previously been provided by the Trust prior to the Merger with EQR in May 1997 and is a contractual requirement until May 2005. With respect to EQR's 14.15% interest in the corporation that owns Palomino Park, there exists a put/call option between the Company and EQR related to one-half of such interest (7.075%) for $1,900,000. A transaction for the remaining interest would be subject to negotiation between the Company and EQR. Additionally, EQR is the beneficiary of certain rights of first offer on the Blue Ridge and Red Canyon phases at Palomino Park. Messrs. Lynford and Lowenthal were members of the EQR board of trustees from the date of the Merger through their retirements from the EQR board in May 2003. In addition, the former president and vice-chairman of EQR, Mr. Crocker, is a member of the Company's Board of Directors. Mr. Neithercut, the current executive vice president and CFO of EQR was elected to the Company's Board of Directors on January 1, 2004.

         The Company has an approximate 51.1% non-controlling interest in a joint venture special purpose finance company, Second Holding Company, LLC (“Second Holding”), which was organized to purchase investment and non-investment grade rated real estate debt instruments and investment grade rated other asset-backed securities. An affiliate of a significant Stockholder of the Company (the Caroline Hunt Trust Estate ("Hunt Trust"), which owns 405,500 shares of common stock of the Company at December 31, 2003 and 2002) who, together with other Hunt Trust related entities, own the remaining approximate 39% interest in Second Holding.

         The Company has direct and indirect investments in a real estate information and database company, Reis, a leading provider of real estate market information to institutional investors. At December 31, 2003 and 2002, the Company's aggregate investment in Reis, which is accounted for under the cost method, was approximately $6,790,000.

         A portion of the Reis investment is held directly by the Company and the remainder is held by Reis Capital Holdings, LLC ("Reis Capital"), a company which was organized to hold this investment and in which the Company has an approximate 51.1% non-controlling interest at December 31, 2003 and 2002. The Hunt Trust, who together with other Hunt Trust related entities, own an approximate 39% interest in Reis Capital.

         A summary of the Company's direct and indirect investments in Reis follows:

	Company Ownership	Amounts Invested by Other Partners	Total Investment
Indirect Ownership by the Company
Notes purchased through Reis Capital during 1999
converted to Series A Preferred shares in April 2000 (A)	$2,555,000	$2,445,000	$5,000,000
Notes purchased through Reis Capital during 1999
converted to Series B Preferred shares in April 2000 (B)	766,000	734,000	1,500,000
Accrued interest on above notes converted to Series C
Preferred shares in April 2000 (C)	466,000	447,000	913,000
Series C Preferred shares purchased through Reis
Capital in April 2000 (D)	766,000	734,000	1,500,000

Total indirect ownership	4,553,000	$4,360,000	$8,913,000

Direct ownership by the Company
Series C Preferred shares purchased directly in April
2000 (E)	2,022,000
Series D Preferred shares purchased directly in
June 2002 (F)	210,000
Other	5,000

Total direct ownership	2,237,000

Total investment at December 31, 2003	$6,790,000

Note:	All preferred series have an 8% cumulative dividend; no dividends have been declared or paid since issuance.
(A)	Issued 50,000 shares at $100 per share; convertible into common shares at $1.76 per share.
(B)	Issued 15,000 shares at $100 per share; convertible into common shares at $3.00 per share.
(C)	Issued 9,120 shares at $100 per share; convertible into common shares at $3.968 per share.
(D)	Issued 15,000 shares at $100 per share; convertible into common shares at $3.968 per share.
(E)	Issued 20,220 shares at $100 per share; convertible into common shares at $3.968 per share.
(F)	Issued 2,098 shares at $100 per share; convertible into common shares at $3.22 per share, liquidation preference at $200 per share.

        The Company’s Chairman, President and Chief Executive Officer (Mr. Lynford) is the brother of the President of Reis. The Company’s former President and Chief Executive Officer, who currently serves on the Company’s Board of Directors (Mr. Lowenthal), has served on the board of directors of Reis since the third quarter of 2000. At the time of the April 2000 investments noted above, the management of Reis offered certain persons the opportunity to make an individual investment in Reis, including, but not limited to, certain directors and officers of the Company who purchased an aggregate of $410,000 of Series C Preferred shares. During the year ending December 31, 2002, the Company committed to invest an aggregate of $629,000 in Reis Series D Preferred shares of which $209,800 was invested in June 2002, and the balance of the commitment of $419,600 expired at December 31, 2003 without being called by Reis. Other preferred shareholders invested $456,800 directly at the time of the Company’s fiscal 2002 investment and committed to invest an additional $913,600 which also expired unused by Reis at December 31, 2003. Two of these preferred shareholders, including the Hunt Trust who, together with other entities, own the remaining interests in Reis Capital. Certain other Series D Preferred share investors are Company officers and directors.

        At December 31, 2003, the Company’s investment in Reis, through direct ownership and its pro rata share of its investment in Reis Capital, amounted to approximately 21.8% of Reis’ equity on an as converted basis. The pro rata converted interests in Reis owned by the other partners of Reis Capital, either directly or indirectly through Reis Capital aggregate 18.6%. The investments of the Company’s officers and directors at December 31, 2003, together with shares of common stock previously held by Mr. Lynford represent approximately 2.5% of Reis’ equity, on an as converted basis. Additionally, a company controlled by the Chairman of EQR owns Series C and Series D Preferred shares with an aggregate 4.6% converted interest. The current executive vice president and CFO of EQR and its former vice-chairman both serve as directors of the Company. Messrs. Lynford and Lowenthal have and will continue to recuse themselves from any investment decisions made by the Company pertaining to Reis.

        The aggregate amounts raised have been utilized by Reis to carry out its business plan to expand the number of real estate markets covered by its services, move to an internet-based delivery system to its customers, to increase marketing of its products to expand its customer base, to accelerate the introduction of its new product line, develop a new product related to its existing business and for general corporate purposes as well as future working capital.

        Information provided by Reis is used by Second Holding for due diligence procedures on certain real estate-related investment opportunities. Second Holding incurred fees of $240,000, $240,000 and $360,000 in connection with such services for each of the years ended December 31, 2003, 2002 and 2001, respectively. The Company’s share of such fees was $120,000, $120,000 and $180,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

AUDIT COMMITTEE REPORT

        The Audit Committee operates under a written charter adopted by the Board of Directors on April 20, 2000 as amended on March 10, 2003. The Audit Committee is currently comprised of four independent directors as defined by the American Stock Exchanges’ listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. Each member of the Audit Committee is able to understand fundamental financial statements. Messrs. Frucher and Germain were Audit Committee members for all of 2003 and continue to be members through the date of this Audit Committee report. Ms. Cohen was appointed to the Audit Committee in June 2003 and continues to be a member through the date of this Audit Committee report. Two directors, whose terms expired at the 2003 Annual Meeting of Stockholders, were members of the Audit Committee from January 1, 2003 to June 9, 2003. The Audit Committee held six meetings during fiscal 2003.

        The function of the Audit Committee is to report to the Board various auditing and accounting matters, review the Company’s accounting practices and policies, select and engage the independent auditors, and review the scope of the audit procedures, the nature of all audit and nonaudit services to be performed, the fees to be paid to the independent auditors and the performance of the independent auditors.

        The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company’s accounting principles and also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors provided to the Audit Committee the written disclosures required by the Independence Standards Board’s Standard No. 1, and the Audit Committee discussed with the independent auditors that firm’s independence.

        Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

March 9, 2004

Mark S. Germain, Chairman	Bonnie R. Cohen
Meyer S. Frucher

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        During the fiscal years ended December 31, 2003 and 2002, Ernst & Young LLP provided various audit and non-audit services to the Company. Set forth below are the aggregate fees billed for these services:

a)	Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q were $304,200 and $177,000, respectively.

b)	Audit Related Fees: Fees billed for other audit related services to the Company for the years ended December 31, 2003 and 2002 were $3,500 and $12,000, respectively.

c)	Tax Fees: Aggregate fees billed for tax services, including tax return preparation, other tax compliance and tax consulting services were $121,500 and $114,000 for the years ended December 31, 2003 and 2002, respectively.

d)	All Other Fees: No other fees were billed by Ernst & Young LLP for the years ended December 31, 2003 and 2002.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

        The Audit Committee has appointed the firm of Ernst & Young LLP, the Company’s independent public accountants for the fiscal year ended December 31, 2004, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. A proposal to ratify this appointment is being presented to the Stockholders at the Annual Meeting. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

_________________

        The Board recommends that you vote FOR the proposed ratification of appointment of Ernst & Young LLP as independent public auditors for the Company for the fiscal year ending December 31, 2004.

_________________

COMMON SHARE PRICE PERFORMANCE GRAPH

        The following graph compares the cumulative total Stockholder return on the Common Shares for the period commencing December 31, 1998 through December 31, 2003 with the cumulative total return on the Russell 2000 Index (“Russell 2000”), the S&P 500 Index (“S&P 500”) and the Company’s peer group for the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Russell 2000, the S&P 500, in the Company’s peer group and in the Common Shares on December 31, 1998, and (ii) reinvestment of dividends, which in the case of the Company have not been declared or paid. The total return for the Common Shares since December 31, 1998 is approximately (9.8)% versus approximately 41.5% for the Company’s peer group, approximately 41.6% for the Russell 2000 and (2.8)% for the S&P 500. The Company’s peer group consists of LNR Property Group, Inc., Capital Trust, Inc., Prime Legacy Corporation and Stratus Properties, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent Stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-

ten-percent beneficial owners were in compliance with the filing requirements with respect to transactions during 2003.

STOCKHOLDERS PROPOSALS

        Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 2005 must be received by the Company at its principal executive offices no later than December 28, 2004 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting.

        In addition, nominations by Stockholders of candidates for election as a director or submission of new business proposals must be submitted in compliance with the Company's Bylaws. The Bylaws of the Company currently provide that in order for a Stockholder to nominate a candidate for election as a director at an annual meeting of Stockholders or propose business for consideration at such a meeting, notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, under the current Bylaws, for a Stockholder nomination or business proposal to be considered at the 2005 Annual Meeting of Stockholders, a notice of such nominee or proposal must be received not earlier than March 31, 2005 and not later than April 30, 2005. For additional requirements, a Stockholder may refer to the Company’s By-laws, a current copy of which may be obtained without charge upon request from the Company’s Secretary.

FINANCIAL AND OTHER INFORMATION

        The Company’s Annual Report for the fiscal year ended December 31, 2003, including financial statements, has been concurrently sent to the Stockholders. The Annual Report is not a part of the proxy solicitation materials. Additional copies of the Company’s Annual Report and Form 10-K for the year ended December 31, 2003, as filed with the SEC, may be obtained without charge by contacting Investor Relations at the Company’s principal executive offices at 535 Madison Avenue, 26th Floor, New York, NY 10022, email at wrpny@wellsford.com or by accessing the Company’s website at www.wellsford.com.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with Stockholders or their personal representatives. MacKenzie Partners, Inc. has been retained to assist in the solicitation of proxies for a fee not to exceed $3,000 plus reimbursement of out-of-pocket expenses. No officer or director of the Company has an interest in, or is related to any principal of, MacKenzie Partners, Inc.

OTHER MATTERS

        The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.

_________________

PROXY

WELLSFORD REAL PROPERTIES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY MANAGEMENT

        The undersigned stockholder of Wellsford Real Properties, Inc., a Maryland corporation (the “Company”), hereby appoints Jeffrey H. Lynford as proxy for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on June 29, 2004 at 9:30 a.m., local time, at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 31st floor, New York, NY 10104, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement each of which are hereby incorporated by reference.

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

1

/X/	PLEASE MARK VOTES AS IN THIS EXAMPLE

         1.        The election of the following persons as Directors of the Company to serve for the term set forth in the accompanying Proxy Statement.

         Nominees:

Edward Lowenthal	David J. Neithercut

/ /	FOR all nominees
/ /	WITHHELD as to all nominees

/ /	FOR all nominees except as noted above

         2.         The ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

/ / FOR	/ / AGAINST	/ / ABSTAIN

         3.        To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof, in their discretion.

/ /	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING
Please sign exactly as name appears hereof and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Dated: __________________, 2004
Signature
Signature

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.